Exhibit 10.1
May 4, 2011
JPMorgan Chase Bank, N.A.
2200 Ross Avenue, Third Floor
Dallas, Texas 75201
Attention: Kimberly A. Bourgeois
Re:	Tenth Amendment to Credit Agreement dated as of January 18, 2008 among Approach Resources Inc. (“Borrower”), JPMorgan Chase Bank, N.A. and the institutions named therein (“Lenders”) and JPMorgan Chase Bank, N.A., as Agent (“Agent”)
Ladies and Gentlemen:
     Reference is hereby made to that certain Credit Agreement dated as of January 18, 2008 among Approach Resources Inc., a Delaware corporation (“Borrower”), JPMorgan Chase Bank, N.A., as Agent (“Agent”), and the Lenders that are signatory parties hereto (the “Lenders”), as amended by amendments dated February 19, 2008, May 6, 2008, August 26, 2008, April 8, 2009, July 8, 2009, October 30, 2009, February 1, 2010, May 3, 2010, October 21, 2010 and as of the date hereof (as amended, the “Loan Agreement”). All capitalized terms herein shall have the meanings ascribed to them in the Loan Agreement.
     Pursuant to this Tenth Amendment (the “Amendment”), Agent, Lenders and Borrower agree, effective as of the date hereof, to amend the Loan Agreement according to the terms and provisions set forth below.
     1. Increase to Borrowing Base and Commitment. As of the date hereof, the Borrowing Base and Commitment under the Loan Agreement are increased to $200,000,000.
     2. Amendment to Section 1. Definitions.
     (a) Effective as of the date hereof, the definition of “Accounting Principles” is deleted in its entirety and the following is substituted therefor:
“Accounting Principles means generally accepted accounting principles (“GAAP”) in effect from time to time, applied in a manner consistent with prior periods; provided that, if Borrower notifies Agent that Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if Agent notifies Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.”
     (b) Effective as of the date hereof, the definition of “Applicable Rate” is deleted in its entirety and the following is substituted therefor:
“Applicable Rate means, for any day, with respect to any Base Rate Loan or Eurodollar Loan, or with respect to the Unused Commitment Fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Base Rate Margin”, “Eurodollar Margin” or “Unused Commitment Fee Rate”, as the case may be, based upon the Borrowing Base Usage applicable on such date:

Borrowing Base		Base Rate	Unused Commitment
Usage	Eurodollar Margin	Margin	Fee Rate
≥ 90%	275.0 b.p.	175.0 b.p.	50.0 b.p.
≥ 75% < 90%	250.0 b.p.	150.0 b.p.	50.0 b.p.
≥ 50% < 75%	225.0 b.p.	125.0 b.p.	50.0 b.p.
≥25% < 50%	200.0 b.p.	100.0 b.p.	50.0 b.p.
<25%	175.0 b.p.	75.0 b.p.	50.0 b.p.

Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next change.”
     (c) Effective as of the date hereof, the definition of “Commitment” is deleted in its entirety and the following is substituted therefor:
“Commitment means (A) for all Lenders, the lesser of (i) the Facility Amount, or (ii) the Borrowing Base, as reduced or increased from time to time pursuant to Sections 2 and 7 hereof, and (B) as to any Lender, its obligation to make Advances hereunder in amounts not exceeding, in the aggregate, an amount equal to such Lender’s Commitment Percentage times the total Commitment as of any date. The Commitment of each Lender hereunder shall be adjusted from time to time to reflect assignments made by such Lender pursuant to Section 29 hereof. Each reduction in the Commitment shall result in a Pro Rata reduction in each Lender’s Commitment.”
     (d) Effective as of the date hereof, the definition of “Guarantors” is amended by deleting therefrom the reference to Approach Oil & Gas (Canada) Inc. as a Guarantor.
     (e) Effective as of the date hereof, the definition of “Maturity Date” is deleted in its entirety and the following is substituted therefor:

     “Maturity Date means July 31, 2014.”
     (f) Effective as of the date hereof, the following definitions are added to Section 1:
               “Facility Amount shall mean $300,000,000.
               Sole Bookrunner shall mean JPMorgan Securities LLC.
               Sole Lead Arranger shall mean JPMorgan Securities LLC.”
     3. Mandatory Borrowing Base Reductions. Section 2(g) of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor:
     “(g) Mandatory Borrowing Base Reductions. The Borrowing Base shall be reduced from time to time as follows:
     (i) by an amount of any prepayment required by Section 12(r) upon the sale of assets; and
     (ii) by twenty-five percent (25%) of the principal amount of each issuance of senior unsecured indebtedness permitted under Section 13(d)(viii).
If, as a result of any such reduction in the Borrowing Base, the Total Outstandings ever exceed the Borrowing Base then in effect, Borrower shall make the mandatory prepayment of principal required pursuant to Section 9(b) hereof.”
     4. Amendment to Section 3, “Notes Evidencing Loans.” Effective the date hereof, the first sentence of Section 3(a) and the first sentence of Section 3(b) are deleted in their entirety and the following are substituted therefor:
     “(a) Form of Notes. The Loans shall be evidenced by a Note or Notes in the aggregate face amount of the Facility Amount and shall be in the form of Exhibit “B” hereto with appropriate insertions.
     (b) Issuance of Additional Notes. At the Effective Date there shall be outstanding Notes in the aggregate face amount of the Facility Amount and shall be in the form of Exhibit “B” hereto with appropriate insertions.”
     5. Amendment to Section 13(b)(ii), “Financial Covenants”. Effective as of the date hereof, Subsection 13(b)(ii) of the Loan Agreement is hereby amended to provide as follows:
     “(ii) Consolidated Funded Debt to Consolidated EBITDAX Ratio. Commencing with the fiscal quarter ending June 30, 2011, Borrower and Guarantors will not permit, as of the last day of any fiscal quarter, the ratio of the sum of (A) the Consolidated Funded Debt to (B) the Consolidated EBITDAX (in each case annualized for the fiscal quarter ending on such date by multiplying such sum by 4), to be greater than 4.0 to 1.0.”
     6. Replacement of Exhibit “C,” “Certificate of Compliance”. Exhibit “C” to the Loan Agreement is hereby deleted in its entirety and the Exhibit “C” attached hereto is substituted therefor.
     7. Amendment to Section 13(d), “Limitation on Additional Indebtedness”. Section 13(d) of the Loan Agreement is hereby amended by adding the following Subsection (viii) thereto:
     “(viii) the issuance of one or more issues of senior unsecured indebtedness, provided however, that the aggregate principal amount of all of such issues of such senior unsecured indebtedness shall not exceed $200,000,000, and provided further that each such issuance shall result in a reduction in the Borrowing Base then in effect equal to twenty-five percent (25%) of the principal amount of such issuance.”
     8. Amendment to Section 24, “Amendments”. Section 24 of the Loan Agreement is hereby deleted in its entirety and the following is substituted therefor:
“24. Amendments. This Agreement may be amended only by an instrument in writing executed by an authorized officer of the party against whom such amendment is sought to be enforced. No modification or waiver of any provision of the Loan Documents, including this Agreement, or the Notes nor consent to departure therefrom, shall be effective unless in writing signed by Borrower and Required Lenders; provided, however, that no amendment, waiver, or other action shall be effected pursuant to this Section 24 without the consent of all Lenders which: (a) would increase the Borrowing Base (but excluding any waiver of (i) the Borrowing Base reduction according to Section 2(g)(ii) hereof or (ii) the decrease in the amount of the Borrowing Base reduction otherwise provided by Section 2(g)(ii), either of which will require the consent of Required Lenders), (b) would reduce any fees hereunder, or the principal of, or the interest on, any Lender’s Note or Notes, (c) would postpone any date fixed for any payment of any fees hereunder, or any principal or interest of any Lender’s Note or Notes, (d) would increase the aggregate Commitments or any Lender’s individual Commitment hereunder or would materially alter Agent’s obligations to any Lender hereunder (but excluding any waiver of (i) the Borrowing Base reduction according to Section 2(g)(ii) hereof or (ii) the decrease in the amount of the Borrowing Base reduction otherwise provided for by Section 2(g)(ii), either of which will require the consent of Required Lenders), (e) would release Borrower from its obligation to pay any Lender’s Note or Notes or release any Guarantor from any of its obligations, (f) would release any Collateral (other than the Collateral that is sold or transferred with the prior consent of Required Lenders pursuant to Section 13(a)(ii)), (g) would change the definition of Required Lenders (or without the prior consent of Required Lenders if such consent is not required), or (h) would amend this sentence. No such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other circumstances without such notice or demand. No amendment of any provision of this Agreement relating to Agent shall be effective without the written consent of Agent.”
     9. Fees. Borrower shall pay to Agent and to Sole Lead Arranger and Sole Bookrunner the fees set out in the fee agreement dated the date hereof (the “Fee Agreement”).
     10. Assignments of Commitment. Prior to giving effect to this Amendment, JPMorgan Chase Bank, N.A., BNP Paribas, KeyBank National Association and The Frost National Bank (the “Existing Lenders”) each has a Commitment Percentage as set out below under the heading “Existing Lender Commitments.” The Existing Lenders desire to assign to Royal Bank of Canada (the “New Lender”), a percentage of each Existing Lender’s Commitment Percentage of its obligations as a Lender under the Loan Agreement, such that after giving effect to such assignments and as of the date hereof, the respective Commitment Percentages of the Existing Lenders and the New Lender will be as set forth below under the heading “Revised Lender Commitments” and on Schedule I attached hereto and made a part hereof and of the Loan Agreement, as amended hereby. Agent and Borrower hereby consent to the assignments by Existing Lenders of such portion of each of their rights and obligations as a Lender under the Loan Agreement to the New Lender. Effective as of the date hereof such acquisition of a portion of the Existing Lenders’ Commitments by the New Lender shall be deemed to have been consummated pursuant to the terms of the Assignment and Acceptance Agreement attached as Exhibit D to the Loan Agreement (which is incorporated herein by reference as if fully set forth herein) as if the Existing Lenders and the New Lender had executed Assignment and Acceptance Agreements with respect to such assignments.

	Existing Lender Commitments		Revised Lender Commitments
Lenders	Percentage	Amount	Percentage	Amount
JPMorgan Chase Bank, N.A.	30%	$45,000,000	22.50%	$45,000,000
BNP Paribas	23.33%	$35,000,000	20.00%	$40,000,000
KeyBank National Association	23.33%	$35,000,000	20.00%	$40,000,000
Royal Bank of Canada	N/A	N/A	20.00%	$40,000,000
The Frost National Bank	23.33%	$35,000,000	17.50%	$35,000,000
TOTAL			100.00%	$200,000,000
     11. Schedule I. Effective as of the date hereof, Schedule I to the Loan Agreement is deleted in its entirety and Schedule I attached hereto is substituted therefor.
     12. Notes. Notwithstanding Sections 3(a) and 3(b) of the Loan Agreement referencing that the Loans shall be evidenced by Notes payable to each Lender in the aggregate face amount of the Facility Amount, the delivery of such a Note to the Lenders shall be at each

Lender’s discretion. Any Lender may request that Loans made by it be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Lender in the form of Exhibit “B” to the Loan Agreement. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 29 of the Loan Agreement) be represented by one or more Notes in such form payable to the order of the payee named therein. Irrespective of the Facility Amount, no Lender shall ever be obligated to advance on the Commitment any amount in excess of its Commitment then in effect.
     13. Release of Guaranty. By executing this Amendment, Agent, on behalf of Lenders, Borrower and Approach Oil & Gas (Canada) Inc. (“Approach Canada”) hereby agree to terminate the Restated Guaranty (the “Guaranty”) of Approach Canada. Agent, on behalf of Lenders, does hereby release Approach Canada from any and all obligations, covenants, representations and warranties contained in the Guaranty.
     14. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by Lenders:
     (a) The Amendment. Borrower, each Guarantor and each Lender shall have duly and validly executed and delivered this Amendment to Agent.
     (b) Replacement Notes. If requested by any Lender, and upon the delivery to Borrower of the terminated existing Notes, Borrower shall have duly and validly executed the Notes payable to each of the Lender signatories hereto in termination and replacement of the existing Notes.
     (c) Payment of Fees. Borrower shall have paid to Agent and to JPMorgan Securities LLC the Fees described in the Fee Agreement.
     (d) Representations and Warranties. The representations and warranties contained in the Loan Agreement and in the other Loan Documents shall be true and correct in all material respects as of the date hereof, as if made on the date hereof.
     (e) No Default. No Default or Event of Default shall have occurred and be continuing.
     (f) Corporate/Partnership Proceedings. All corporate and/or partnership proceedings, taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent, and its legal counsel.
     15. Ratification by Guarantors. Each Guarantor (with the exception of Approach Canada) hereby ratifies and reaffirms all of its obligations under its Guaranty Agreement (the “Guaranty”) of Borrower’s obligations under the Loan Agreement, as amended hereby. Each

Guarantor also hereby agrees that nothing in this Amendment shall adversely affect any right or remedy of Lenders under the Guaranty and that the execution and delivery of this Amendment shall in no way change or modify its obligations as guarantor under the Guaranty. Although each Guarantor has been informed by Borrower of the matters set forth in this Amendment and such Guarantor has acknowledged and agreed to the same, such Guarantor understands that Agent has no duty to notify such Guarantor or to seek such Guarantor’s acknowledgment or agreement, and nothing contained herein shall create such a duty as to any transaction hereafter.
     16. Representations and Warranties. By executing this Amendment, Borrower hereby represents, warrants and certifies to Lenders that, as of the date hereof, (a) there exists no Event of Default or events which, with notice or lapse of time, would constitute an Event of Default; (b) Borrower has performed and complied with all agreements and conditions contained in the Loan Agreement or the other Loan Documents which are required to be performed or complied with by Borrower; and (c) the representations and warranties contained in the Loan Agreement and the other Loan Documents are true in all material respects, with the same force and effect as though made on and as of the date hereof.
     17. Confirmation and Ratification. Except as affected by the provisions set forth herein, the Loan Agreement shall remain in full force and effect and is hereby ratified and confirmed by all parties. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Lenders under the Loan Agreement or the other Loan Documents.
     18. Reference to Loan Agreement. Each of the Loan Agreement and the Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Agreement, as amended hereby, are hereby amended so that any reference in the Loan Agreement, the Loan Documents and such other documents to the Loan Agreement shall mean a reference to the Loan Agreement as amended hereby.
     19. Multiple Counterparts. This Amendment may be executed in a number of identical separate counterparts, each of which for all purposes is to be deemed an original, but all of which shall constitute, collectively, one agreement. No party to this Amendment shall be bound hereby until a counterpart of this Amendment has been executed by all parties hereto. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.
     20. Final Agreement. THE LOAN AGREEMENT, AS AMENDED BY THIS AMENDMENT, AND ALL PROMISSORY NOTES AND OTHER LOAN DOCUMENTS EXECUTED PURSUANT THERETO OR HERETO, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG ANY OF THE PARTIES.

     Please signify your acceptance to the foregoing terms and provisions by executing a copy of this Amendment at the space provided below.
SIGNATURES TO FOLLOW

Very truly yours, BORROWER: APPROACH RESOURCES INC., a Delaware corporation
By:	/s/ J. Ross Craft
J. Ross Craft, President and Chief Executive Officer

GUARANTORS: APPROACH OIL & GAS INC., a Delaware corporation
By:	/s/ J. Ross Craft
J. Ross Craft, President and Chief Executive Officer

APPROACH RESOURCES I, LP, a Texas limited partnership
By:	Approach Operating, LLC, a Delaware limited liability company, its general partner

By:	Approach Resources Inc., a Delaware corporation, its sole member

By:	/s/ J. Ross Craft
J. Ross Craft, President and Chief Executive Officer

RELEASED GUARANTOR: APPROACH OIL & GAS (CANADA) INC., an Alberta, Canada corporation
By:	/s/ J. Ross Craft
J. Ross Craft, President and Chief Executive Officer

ACCEPTED AND AGREED TO effective as of the date and year first above written: AGENT: JPMORGAN CHASE BANK, N.A.
By:	/s/ Michael A. Kamauf
Michael A. Kamauf, Authorized Officer

LENDERS: JPMORGAN CHASE BANK, N.A.
By:	/s/ Michael A. Kamauf
Michael A. Kamauf, Authorized Officer

BNP PARIBAS, Lender and Syndication Agent
By:	/s/ John A. Clark
	Name:	John A. Clark
	Title:	Managing Director

By:	/s/ Betsy Jocher
	Name:	Betsy Jocher
	Title:	Director

KEYBANK NATIONAL ASSOCIATION, Lender and Documentation Agent
By:	/s/ David Morris
	Name:	David Morris
	Title:	Vice President

THE FROST NATIONAL BANK
By:	/s/ John S. Warren
John S. Warren, Senior Vice President

ROYAL BANK OF CANADA
By:	/s/ Don J. McKinnerney
	Name:	Don J. McKinnerney
	Title:	Authorized Signatory

EXHIBIT “C”
CERTIFICATE OF COMPLIANCE
     The undersigned APPROACH RESOURCES INC., a Delaware corporation (“Borrower”), hereby certifies that J. Ross Craft is authorized to execute this Certificate of Compliance (in the capacity stated in his signature below). With reference to that certain Credit Agreement, dated as of January 18, 2008 (as same may be amended, modified, increased, supplemented and/or restated from time to time, the “Agreement”) entered into between the Borrower and JPMORGAN CHASE BANK, N.A. as “Agent” and Lender, for itself and the Lenders signatory thereto (the “Lenders”), the undersigned further certifies, represents and warrants on behalf of Borrower that all of the following statements are true and correct (each capitalized term used herein having the same meaning given to it in the Agreement unless otherwise specified):
     (a) Borrower has fulfilled in all material respects its obligations under the Notes and Loan Documents, including the Agreement, and all representations and warranties made herein and therein continue (except to the extent they relate solely to an earlier date) to be true and correct in all material respects.
     (b) No Default or Event of Default has occurred under the Loan Documents, including the Agreement.
     (c) To the extent requested from time to time by the Agent, the certifying party shall specifically affirm compliance of Borrower in all material respects with any of its representations and warranties (except to the extent they relate solely to an earlier date) or obligations under said instruments.
     (d) Financial Computations for the period ending _______________ :
     (i) Current Ratio:
     (ii) Consolidated Funded Debt to Consolidated EBITDAX Ratio:
          EXECUTED, DELIVERED AND CERTIFIED TO this __ day of ____, 200___.

APPROACH RESOURCES INC., a Delaware corporation
By:
J. Ross Craft, President and Chief
Executive Officer

SCHEDULE I

	Commitment Amount	Percentage Commitment
JPMorgan Chase Bank, NA	$45,000,000.00	22.50%
BNP Paribas	$40,000,000.00	20.00%
Key Bank National Association	$40,000,000.00	20.00%
Royal Bank of Canada	$40,000,000.00	20.00%
The Frost National Bank	$35,000,000.00	17.50%
TOTAL	$200,000,000.00	100.00%

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